December 2, 1998



          Mr. Leonard Giarraputo
          Mrs. Frances Giarraputo
          c/o Anthony J. Kirincic
          Kirlin Securities, Inc.
          6901 Jericho Turnpike
          Syosset, New York  11791

                    Re:  First Priority Group
                         --------------------

          Dear Mr. and Mrs. Giarraputo:

                    This letter sets forth the terms of our agreement regarding the sale of your shares of common stock of First Priority Group, Inc. (the "Company") to The Golddonet Group or its assigns ("TGG"). We agree as follows:

                    1.   Purchase Sale of Shares.
                         -----------------------

                         (a)  Purchase and Sale.  You agree to sell to TGG,
                              -----------------
          and TGG agrees to purchase from you, 100,000 shares of the common stock of the company (the "Shares") on January 4, 1999, at a price of $1.00 per share.

                         (b)  Condition Precedent.  TGG shall have the
                              -------------------
          right to undertake such due diligence as it deems appropriate with respect to this transaction prior to December 10, 1998. In the event that TGG is not satisfied in its sole discretion with the results of its due diligence, TGG may notify you in writing on or before December 10, 1998 of its election not to proceed. If TGG gives you such notice, this agreement shall terminate and we shall have no further obligations to each other hereunder.

                         (c)  Closing.  The closing for the purchase and
                              -------
          sale of the Shares (the "Closing") shall take place at 6901 Jericho turnpike, Syosset, New York 11791. At the Closing, TGG will deliver to you the purchase price for the Shares being purchased at the Closing by check or wire transfer. You will deliver to TGG: (i) the share certificate representing the Shares being purchased at the Closing duly endorsed in favor of TGG; (ii) a certificate stating that the representations and warranties set forth in paragraph 3 below are true and correct as of the date thereof; and (iii) an irrevocable proxy in form acceptable to TGG by which you grant TGG the right to vote, and otherwise act on your behalf with respect to, all of the shares of common stock of the Company you own now or while the proxy is in effect. Said proxy shall provide that it expires on December 31, 2001; provided, however, that the proxy shall expire on April 1, 1999 in the event that TGG does not exercise its option to purchase 150,000 shares of your common stock of the Company at a price of $1.00 per share by said date as provided in paragraph 2 below. In addition, the proxy shall expire from time to time, in the event that TGG does not exercise any of the options granted in paragraph 2, with respect to any shares that you own in excess of the total number of Shares and TGG Option Shares subject to TGG's option.

                    2.   Option to Purchase Shares.
                         -------------------------

                         (a)  Grant of Option.  You hereby grant TGG an
                              ---------------
          option to purchase 600,000 shares of common stock of the Company (the "TGG Option Shares") at the price set forth below prior to the stated expiration date:

                 MAXIMUM                PRICE              EXPIRATION
             NUMBER OF SHARES         PER SHARE                DATE
             ----------------         ---------            ----------

                150,000                 $ 1.00        April 1, 1999
                150,000                 $ 2.00        December 31, 2000
                150,000                 $ 3.00        December 31, 2000
                100,000                 $ 4.00        December 31, 2001
                 50,000                 $10.00        December 31, 2001

                         (b)  Exercise of Option.  TGG may exercise an
                              ------------------
          option by giving you at the address set forth below written notice of its election to exercise its option at any time prior to the expiration date and stating the number of TGG Option Shares that it is electing to purchase. TGG may exercise its option with respect to those Option Shares exercisable at a particular price only if TGG exercises its option with respect to all of the Option Shares available at such price. However, the failure to exercise an option with respect to certain of the TGG Option Shares at one price shall not affect its right to exercise an option to purchase other of the TGG Option Shares at a different price concurrently or at a later date.

                         (c)  Closings.  Within fifteen days of your
                              --------
          receipt of the notice from TGG of its election to exercise an option, you will sell to TGG, and TGG will purchase from you, the TGG Option Shares designated in the notice. The purchase and sale will take place at a closing to be held at 6901 Jericho Turnpike, Syosset, New York 11791. At the Closing, TGG will deliver to you the purchase price for the TGG Option Shares being purchased by check or wire transfer. You will deliver to TGG:
          (i) the share certificate representing the TGG Option shares being purchased at the Closing duly endorsed in favor of TGG; and
          (ii) a certificate stating that the representations and warranties set forth in paragraph 3 below are true and correct as of the date thereof.

                    3.   Representations and Warranties.  You hereby
                         ------------------------------
          represent and warrant to TGG as of the date hereof and as of each of the closings as follows:

                         (a)  Authority and Capacity.  You have all
                              ----------------------
          requisite power, authority and capacity to enter into this agreement; to perform your obligations hereunder and to consummate the transactions contemplated hereby, including, without limitation, the granting of the proxy as provided in paragraph 1(c).

                         (b)  Non-Contravention.  The execution, delivery
                              -----------------
          and performance of this agreement does not, and the consummation of the transactions contemplated hereby will not, (a) result in a breach of or default under any agreement to which you are bound, or (b) violate any law or regulation applicable to you, or any permit, license, authorization, franchise, approval, judgment, order, injunction, decree or award of any court, arbitrator, administrative agency or governmental body applicable to or binding upon you.

                         (c)  Binding Agreement.  No authorization or
                              -----------------
          approval is required for your to execute and deliver this agreement and to perform your obligations hereunder. This agreement has been duly and validly executed and delivered by you and constitutes your valid and binding agreement, enforceable against you in accordance with and subject to its terms.

                         (d)  Title to Shares.  You are the lawful, record
                              ---------------
          and beneficial owner of all of the shares and the TGG Option Shares, free and clear of any liens, claims, agreements, charges, security interests and encumbrances whatsoever. As of a Closing, you have the full right, power and authority to sell, convey, assign, transfer and deliver to TGG the Shares and TGG Option Shares being transferred to TGG at such Closing pursuant to the terms of this agreement. As of a Closing, the certificates representing the Shares and TGG Option Shares being transferred to TGG at such Closing are valid and genuine. The sale, conveyance, assignment, transfer and delivery of the certificates representing the Shares and TGG Option Shares in accordance with the terms of this agreement will transfer to TGG legal and valid title to the Shares and TGG Option Shares, free and clear of all liens, security interests, hypothecations or pledges. Except for this agreement, there are no outstanding subscriptions, options, rights (preemptive or otherwise), warrants, calls, convertible securities or other agreements or commitments of any character relating to the Shares, the TGG Option Shares or the Giarraputo Options.

                         (e)  Approvals.  No consent, approval, order or
                              ---------
          authorization of, or any registration, declaration or filing with, any in connection with the valid execution, delivery, consummation and performance of this agreement by you.

                         (f)  Transferability.  The Shares and the TGG
                              ---------------
          Option shares are freely transferable and not subject to any restrictions of any nature.

                    The foregoing representations and warranties shall survive the Closings and shall not be affected by any information furnished to, or investigation made by, TGG. You will indemnify, defend, protect and hold TGG harmless from and against any and all losses, claims, damages, costs or expenses (including, without limitation, attorneys' fees) asserted against, sustained or incurred by TGG as a result of or in connection with any misrepresentation or breach of warranty by you.

                    4.   TGG Representations and Warranties.  TGG hereby
                         ----------------------------------
          represents and warrants to you as of the date hereof and as of each of the closings as follows:

                         (a)  Authority and Capacity.  TGG has all
                              ----------------------
          requisite power, authority and capacity to enter into this agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

                         (b)  Non-Contravention.  The execution, delivery
                              -----------------
          and performance of this agreement does not, and the consummation of the transactions contemplated hereby will not, (a) result in a breach of or default under any agreement to which TGG is bound, or (b) violate any law or regulation applicable to TGG, or any permit, license, authorization, franchise, approval, judgment, order, injunction, decree or award of any court, arbitrator, administrative agency or governmental body applicable to or binding upon TGG.

                         (c)  Binding Agreement.  No authorization or
                              -----------------
          approval is required for TGG to execute and deliver this agreement and to perform its obligations hereunder. This agreement has been duly and validly executed and delivered by TGG and constitutes its valid and binding agreement, enforceable against it in accordance with an subject to its terms.

                         (d)  Approvals.  No consent, approval, order or
                              ---------
          authorization of, or any registration, declaration or filing with, any court, agency, governmental authority or any third party is required in connection with the valid execution, delivery, consummation and performance of this agreement by TGG other than any filings required by the Securities Exchange Act of 1934.

                    The foregoing representations and warranties shall survive the Closing and shall not be affected by any information furnished to, or investigation made by, you. TGG will indemnify defend, protect and hold TGG harmless from and against any and all losses, claims, damages, costs or expenses (including, without limitation, attorneys' fees) asserted against, sustained or incurred by you as a result of or in connection with any misrepresentation or breach of warranty by TGG.

                    5.   Covenants.
                         ---------

                         (a)  No Transfer.  You will not sell, transfer or
                              -----------
          assign the Shares or any interest therein except as provided in this agreement. You will not sell, transfer or assign the TGG Option Shares or any interest therein, except as provided in this agreement; provided, however, that you may transfer TGG Option Shares once said Shares are no longer subject to TGG's option to purchase in paragraph 2.

                         (b)  Exercise of Options.  You will timely
                              -------------------
          exercise the Giarraputo Options and purchase the shares as provided therein such that you own the requisite number of Shares of common stock of the Company sufficient to enable you to perform hereunder.

                    6.   Miscellaneous.
                         -------------

                         (a)  Entire Agreement.  This agreement constitutes
                              ----------------
          our entire understanding and agreement relating to the subject matter hereof and supersedes any and all prior understandings, agreements, negotiations and discussions, both written and oral, between us with respect to the subject matter hereof.

                         (b)  Waiver.  No waiver of any of the provisions
                              ------
          of this agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly so provided.

                         (c)  Amendments.  No changes in, modifications of,
                              ----------
          or amendments to, this agreement shall be valid unless the same shall be in writing and signed by both of us.

                         (d)  Governing Law.  This agreement shall be
                              -------------
          construed, interpreted and enforced in accordance with, and shall be governed by the laws of the State of New York without reference to, and regardless of, any applicable choice or conflicts of laws principles. Any action or proceeding seeking to enforce any provision of, or based on any rights arising out of, this Agreement shall be brought in the courts of the State of New York and TGG consents to jurisdiction in the State of New York for any action or proceeding arising under this Agreement.

                         (e)  Counterparts.  This agreement may be executed
                              ------------
          in counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same agreement.

                         (f)  Severability.  If any provision of this
                              ------------
          agreement or the application of any such provision to any person or circumstance, shall be held invalid by any court of competent jurisdiction, the remainder of this agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

                         (g)  Construction.  This agreement shall be
                              ------------
          construed and interpreted without regard to any rule or presumption requiring that it be construed or interpreted against the part causing it to be drafted.

                         (h)  Successors.  This agreement shall be binding
                              ----------
          upon and shall inure to our benefit and the benefit of our respective successors and assigns; provided, however, that TGG shall notify you prior to any assignment of this Agreement.

                         (i)  Further Assurances.  Each of us shall from
                              ------------------
          time to time at the request of the other, and without further consideration, executive and deliver such further instruments of assignment, transfer, conveyance and confirmation and take such other action as may be reasonably requested in order to more effectively fulfill the purpose of this agreement.

                         (j)  Adjustment.  In the event of any stock split,
                              ----------
          stock dividends or recapitalization of the common stock of the Company (including, without limitation, in connection with a merger), the provisions of paragraphs 1 and 2 above shall apply with respect to any new shares issued with respect to the Shares and the TGG Option Shares and the purchase price and number of shares shall be appropriately adjusted.

                    If this letter correctly states our agreement, please sign below.

                                        Very truly yours,

                                        THE GOLDDONET GROUP


                                        By: /s/ Ronald H. Colnett
                                           --------------------------------
                                             December 2, 1998


           /s/ Leonard Giarraputo             /s/ Frances Giarraputo
          ------------------------------     ------------------------------
               Leonard Giarraputo                 Frances Giarraputo

          Date:  December 2, 1998            Date:  December 2, 1998

          Address:  6 Fox Hunt Ct.           Address:  6 Fox Hunt Ct.
                   Huntington, NY  11743              Huntington, NY  11743

          Mr. Leonard Giarraputo                  December 9, 1998
          Mrs. Frances Giarraputo
          c/o Mr. Anthony J. Kirincic
          Kirlin Securities, Inc.
          6901 Jericho Turnpike
          Syosset, New York  11791

                              RE:  First Priority Group
                                   --------------------

          Dear Mr. and Mrs. Giarraputo:

                    We agree to amend our agreement dated December 2, 1998 (the "Agreement") as follows:

                    1. The date for the satisfaction of the condition precedent set forth in paragraph 1(b) of the Agreement is hereby extended to December 18, 1998.

                    2. The number of TGG Option Shares is hereby reduced to 500,000 shares and the following shares are hereby deleted as TGG Option Shares: (a) 50,000 shares exercisable at $4.00 per share expiring December 31, 2001; and (b) 50,000 shares exercisable at $10.00 per share expiring December 31, 2001.

                    3. The proxy to be delivered by you at the Closing will apply only to 500,000 shares of your stock of the Company.

                    4. You will not sell, transfer or assign any of the common stock of the Company owned by both or either of you, or any of the options to acquire common stock of the Company owned by both or either of you, prior to December 31, 2001 except pursuant to the Agreement.

                    This letter constitutes an amendment of the Agreement. Except as otherwise provided, capitalized terms used herein shall have the same meaning as in the Agreement. The Agreement remains in full force and effect as amended hereby.

                    Please sign below if this letter correctly states our agreement.

                                             Very truly yours,

                                             THE GOLDONET GROUP

                                             By:
                                                ---------------------------

          AGREED:


          ------------------------           ------------------------------
               Leonard Giarraputo                 Frances Giarraputo
          Date:  December   , 1998           Date:  December   , 1998
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